Exhibit 10.3

SECOND MODIFICATION TO LEASE DATED OCTOBER 24, 2012
BY AND BETWEEN
CAL-SORRENTO, LTD., A CALIFORNIA LIMITED
PARTNERSHIP AS LESSOR
AND
HALOZYME THERAPEUTICS, INC., A DELAWARE CORPORATION AND HALOZYME, INC., A CALIFORNIA CORPORATION AS LESSEE

Said Lease is hereby modified as follows:

1.	Commencing February 1, 2018 the lease shall be extended for a term of five (5) years and will expire January 31, 2023.

2.	The new monthly rent schedule shall be as follows:
February 1, 2018 – January 31, 2019 @ $27,900.00 per month
February 2019 @ $14,369.00
March 1, 2019 – January 31, 2020 @ $28,737.00 per month
February 2020 @ $14,800.00
March 1, 2020 – January 31, 2021 @ $29,599.00 per month
February 2021 @ $15,244.00
March 1, 2021 – January 31, 2022 @ $30,487.00 per month
February 2022 @ $15,701.00
March 1, 2022 – January 31, 2023 @ $31,402.00 per month

3.	Lessor shall provide a Tenant Improvement allowance up to $10.00 per rentable square foot for mutually agreed upon improvements including new carpet and paint.

4.
Lessee shall have the right to terminate the Lease any time after the end of the thirty sixth (36th) month of the extension period. Lessee shall provide at least six (6) months prior written notice to Lessor of its intent to exercise said right to terminate. Lessee shall pay all unamortized costs of the lease including leasing commissions for the remainder of the extension period to Lessor upon termination.

5.
Lessee shall have one (1) option to extend the Lease for an additional term of three (3) years on the same terms and conditions as set forth in the Lease but at the then prevailing market rate for comparable office space in Sorrento Valley. Lessee shall provide at least six (6) months prior written notice to Lessor of its intent to exercise said option to extend.

6.
Lessee’s representative (Dave Odmark/Cushman & Wakefield) shall be paid a leasing commission equal to 4% of the total consideration of the extension period which shall be paid fifty percent (50%) upon full execution and fifty percent (50%) upon commencement of extension period.

All other terms and conditions of said Lease shall remain the same.

CAL-SORRENTO, LTD., HALOZYME THERAPEUTICS, INC.,
A CALIFORNIA LIMITED A DELAWARE CORPORATION
PARTNERSHIP, BY H&M AND HALOZYME, INC., A
INVESTMENTS CALIFORNIA CORPORATION

BY: /s/ Steve Higgins         BY: /s/ Harry J. Leonhardt
Steve Higgins – General Partner Harry Leonhardt, Senior Vice President, General Counsel

DATE: June 30, 2017         DATE: June 30, 2017